Exhibit 99.1

Contact:	Wallace R. Cooney	For Immediate Release
	(703) 345-6470	May 1, 2019

GRAHAM HOLDINGS COMPANY REPORTS
FIRST QUARTER EARNINGS

ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported net income attributable to common shares of $81.7 million ($15.26 per share) for the first quarter of 2019, compared to $42.9 million ($7.78 per share) for the first quarter of 2018.
The results for the first quarter of 2019 and 2018 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $38.5 million ($7.18 per share) for the first quarter of 2019, compared to $46.0 million ($8.35 per share) for the first quarter of 2018. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the first quarter of 2019:

•
a $1.8 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $1.4 million, or $0.26 per share);

•	$24.1 million in net gains on marketable equity securities (after-tax impact of $18.0 million, or $3.37 per share);

•	$29.0 million gain from the sale of Gimlet Media (after-tax impact of $21.7 million, or $4.06 per share);

•	$0.5 million in non-operating foreign currency gains (after-tax impact of $0.4 million, or $0.07 per share); and

•	$1.7 million in income tax benefits related to stock compensation ($0.32 per share).
Items included in the Company’s net income for the first quarter of 2018:

•
a $0.3 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $0.2 million, or $0.04 per share);

•	$14.1 million in net losses on marketable equity securities (after-tax impact of $10.7 million, or $1.94 per share);

•	non-operating gain, net, of $4.4 million from sales of a cost method investment and a business (after-tax impact of $3.6 million, or $0.65 per share);

•	a $4.3 million gain on the Kaplan University Transaction (after-tax impact of $1.8 million, or $0.33 per share);

•	$0.2 million in non-operating foreign currency gains (after-tax impact of $0.1 million, or $0.02 per share); and

•	$1.8 million in income tax benefits related to stock compensation ($0.33 per share).
Revenue for the first quarter of 2019 was $692.2 million, up 5% from $659.4 million in the first quarter of 2018. Revenues grew at other businesses, partially offset by declines at the education, television broadcasting, and manufacturing divisions. The Company reported operating income of $40.0 million for the first quarter of 2019, compared to $44.2 million for the first quarter of 2018. The operating income decline is driven by lower earnings in the television broadcasting and manufacturing divisions, partially offset by improvements in education and healthcare division results.
Division Results
Education
Education division revenue totaled $372.5 million for the first quarter of 2019, down 1% from $375.5 million for the same period of 2018. Kaplan reported operating income of $25.6 million for the first quarter of 2019, up 13% from $22.7 million for the first quarter of 2018.

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A summary of Kaplan’s operating results is as follows:

	Three Months Ended
	March 31
(in thousands)	2019	2018	% Change
Revenue
Kaplan international	$185,756	$183,582	1
Higher education	82,780	99,830	(17)
Test preparation	61,150	59,151	3
Professional (U.S.)	41,214	33,356	24
Kaplan corporate and other	2,302	285	—
Intersegment elimination	(748)	(705)	—
	$372,454	$375,499	(1)
Operating Income (Loss)
Kaplan international	$24,285	$20,404	19
Higher education	1,915	1,355	41
Test preparation	(454)	521	—
Professional (U.S.)	11,259	9,315	21
Kaplan corporate and other	(7,837)	(7,746)	(1)
Amortization of intangible assets	(3,567)	(1,149)	—
Intersegment elimination	(6)	—	—
	$25,595	$22,700	13
Kaplan International includes English-language programs, and postsecondary education and professional training businesses largely outside the United States. Kaplan International revenue increased 1% for the first quarter of 2019. On a constant currency basis, revenue increased 7% for the first quarter of 2019. Operating income increased to $24.3 million in the first quarter of 2019, compared to $20.4 million in the first quarter of 2018. Revenue and operating income increased due to improved results at Pathways and UK Professional, offset by declines in Singapore.
Prior to the KU Transaction closing on March 22, 2018, Higher Education included Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. Following the KU Transaction closing, the Higher Education division includes the results as a service provider to higher education institutions. In the first quarter of 2019, Higher Education revenue was down 17% due to the KU Transaction. In the first quarter of 2019, the Company recorded a portion of the service fee with Purdue Global based on an assessment of its collectability under the TOSA. The Company will continue to assess the collectability of the service fee with Purdue Global on a quarterly basis to make a determination as to whether to record all or part of the service fee in the future and whether to make adjustments to service fee amounts recognized in earlier periods.
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. In September 2018, KTP acquired the test preparation and study guide assets of Barron’s Educational Series, a New York-based education publishing company. KTP revenue increased 3% for the first quarter of 2019 due to the Barron’s acquisition. Excluding revenue from the Barron’s acquisition, revenues were down 5% for the first quarter of 2019, due to declines in demand for classroom-based offerings, offset in part by growth in online-based programs. KTP operating results declined in the first quarter of 2019, due partly to increased losses from the new economy skills training programs. Operating losses for the new economy skills training programs were $1.1 million and $0.5 million for the first quarter of 2019 and 2018, respectively. Excluding losses from the new economy skills training programs, KTP operating results were down in the first quarter of 2019, due primarily to revenue declines for classroom-based offerings.
Kaplan Professional (U.S.) includes the domestic professional and other continuing education businesses. In the first quarter of 2019, Kaplan Professional (U.S.) revenue was up 24% due mostly to the May 2018 acquisition of Professional Publications, Inc. (PPI), an independent publisher of professional licensing exam review materials that provides engineering, surveying, architecture, and interior design licensure exam review products, and the July 2018 acquisition of College for Financial Planning (CFFP), a provider of financial education and training to individuals through programs of study for professionals pursuing a career in Financial Planning. Kaplan Professional (U.S) operating results increased 21% for the first quarter of 2019 due mostly to earnings from PPI and CFFP.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities.

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Television Broadcasting
Revenue at the television broadcasting division decreased 1% to $108.2 million in the first quarter of 2019, from $108.8 million in the same period of 2018. The revenue decline is due to $8.6 million in first quarter 2018 incremental winter Olympics-related advertising revenue at the Company’s NBC affiliates and a $1.6 million decrease in political advertising revenue, offset by $9.7 million in higher retransmission revenues. Operating income for the first quarter of 2019 declined 12% to $35.5 million, from $40.5 million in the same period of 2018, due to lower revenues and increased network fees.
In the first quarter of 2019 and 2018, the television broadcasting division recorded $1.8 million and $0.3 million, respectively, in reductions to operating expenses related to non-cash property, plant and equipment gains due to new equipment received at no cost in connection with the spectrum repacking mandate of the FCC.
Manufacturing
Manufacturing includes four businesses: Hoover, a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications; Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton, a manufacturer of screw jacks and other linear motion systems; and Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications. In July 2018, Dekko acquired Furnlite, Inc., a Fallston, NC-based manufacturer of power and data solutions for the hospitality and residential furniture industry.
Manufacturing revenues declined 2% in the first quarter of 2019 due to a decline at Hoover from lower wood prices. Manufacturing operating income declined in the first quarter of 2019 due largely to increased labor and other operating costs at Hoover and Dekko, along with gains on inventory sales at Hoover in the first quarter of 2018.
Healthcare
The Graham Healthcare Group (GHG) provides home health and hospice services in three states. Healthcare revenues were flat in the first quarter of 2019. The improvement in GHG operating results in 2019 is due to the absence of integration costs and other overall cost reduction in the first quarter of 2019.
SocialCode
SocialCode is a provider of marketing solutions on social, mobile and video platforms. In the third quarter of 2018, SocialCode acquired Marketplace Strategy, a Cleveland-based Amazon sales acceleration agency. SocialCode’s revenue increased 1% in the first quarter of 2019. SocialCode reported operating losses of $4.0 million in the first quarter of 2019, compared to $3.8 million in the first quarter of 2018.
Other Businesses
On January 31, 2019, the Company acquired two automotive dealerships, Lexus of Rockville and Honda of Tysons Corner, from Sonic Automotive. The Company also announced it had entered into an agreement with Christopher J. Ourisman, a member of the Ourisman Automotive Group family of dealerships. Mr. Ourisman and his team of industry professionals will operate and manage the dealerships. Graham Holdings Company holds a 90% stake. Revenues from other businesses increased due mostly to the automotive dealership acquisition.
Other businesses also includes Slate and Foreign Policy, which publish online and print magazines and websites; and three investment stage businesses, Megaphone, Pinna and CyberVista. Megaphone, Slate and CyberVista reported revenue increases in the first quarter of 2019. Losses from each of these five businesses in the first three months of 2019 adversely affected operating results.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office and certain continuing obligations related to prior business dispositions.
Equity in Earnings of Affiliates
At March 31, 2019, the Company held an 11% interest in Intersection Holdings, LLC, a company that provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces. The Company also holds interests in a number of home health and hospice joint ventures, and several other affiliates. The Company recorded equity in earnings of affiliates of $1.7 million for the first quarter of 2019, compared to $2.6 million for the first quarter of 2018.

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Net Interest Expense and Related Balances
In connection with the auto dealership acquisition that closed on January 31, 2019, a subsidiary of the Company borrowed $30 million to finance a portion of the acquisition and entered into an interest rate swap to fix the interest rate on the debt at 4.7% per annum. The subsidiary is required to repay the loan over a 10-year period by making monthly installment payments.
On May 30, 2018, the Company issued 5.75% unsecured eight-year fixed-rate notes due June 1, 2026. Interest is payable semi-annually on June 1 and December 1. On June 29, 2018, the Company used the net proceeds from the sale of the notes and other cash to repay $400 million of 7.25% notes that were due February 1, 2019.
The Company incurred net interest expense of $5.7 million for the first quarter of 2019, compared to $6.7 million for the first quarter of 2018.
At March 31, 2019, the Company had $509.8 million in borrowings outstanding at an average interest rate of 5.1% and cash, marketable equity securities and other investments of $719.1 million.
Non-operating Pension and Postretirement Benefit Income, net
The Company recorded net non-operating pension and postretirement benefit income of $19.9 million for the first quarter of 2019, compared to $21.4 million for the first quarter of 2018.
Gain (Loss) on Marketable Equity Securities, net
Overall, the Company recognized $24.1 million in net gains on marketable equity securities in first quarter of 2019, compared to $14.1 million in net losses on marketable equity securities in the first quarter of 2018.
Other Non-Operating Income
The Company recorded total other non-operating income, net, of $29.4 million for the first quarter of 2019, compared to $9.2 million for the first quarter of 2018. The 2019 amounts included a $29.0 million gain on the sale of the Company’s interest in Gimlet Media and $0.5 million in foreign currency gains, offset by other items. The 2018 amounts included a $5.9 million gain on sales of businesses; a $2.8 million gain on the sale of a cost method investment; $0.2 million in foreign currency gains; and other items.
Provision for Income Taxes
The Company’s effective tax rate for the first three months of 2019 and 2018 was 25.3% and 24.0%, respectively. In the first quarter of 2019 and 2018, the Company recorded income tax benefits related to stock compensation of $1.7 million and $1.8 million, respectively.
Earnings Per Share
The calculation of diluted earnings per share for the first quarter of 2019 was based on 5,326,448 weighted average shares outstanding, compared to 5,472,643 for the first quarter of 2018. At March 31, 2019, there were 5,314,930 shares outstanding. On November 9, 2017, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 273,655 shares as of March 31, 2019.
Forward-Looking Statements
This press release contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31%
(in thousands, except per share amounts)	2019	2018	Change
Operating revenues	$692,199	$659,436	5
Operating expenses	625,613	590,196	6
Depreciation of property, plant and equipment	13,523	14,642	(8)
Amortization of intangible assets	13,060	10,384	26
Operating income	40,003	44,214	(10)
Equity in earnings of affiliates, net	1,679	2,579	(35)
Interest income	1,700	1,372	24
Interest expense	(7,425)	(8,071)	(8)
Non-operating pension and postretirement benefit income, net	19,928	21,386	(7)
Gain (loss) on marketable equity securities, net	24,066	(14,102)	—
Other income, net	29,351	9,187	—
Income before income taxes	109,302	56,565	93
Provision for income taxes	27,600	13,600	—
Net income	81,702	42,965	90
Net loss (income) attributable to noncontrolling interests	46	(74)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$81,748	$42,891	91
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$15.38	$7.84	96
Basic average number of common shares outstanding	5,284	5,436
Diluted net income per common share	$15.26	$7.78	96
Diluted average number of common shares outstanding	5,326	5,473

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)
	Three Months Ended
	March 31%
(in thousands)	2019	2018	Change
Operating Revenues
Education	$372,454	$375,499	(1)
Television broadcasting	108,223	108,802	(1)
Manufacturing	115,157	117,406	(2)
Healthcare	37,728	37,621	0
SocialCode	13,447	13,299	1
Other businesses	45,230	6,833	—
Corporate office	—	—	—
Intersegment elimination	(40)	(24)	—
	$692,199	$659,436	5
Operating Expenses
Education	$346,859	$352,799	(2)
Television broadcasting	72,683	68,260	6
Manufacturing	111,883	108,778	3
Healthcare	35,399	39,012	(9)
SocialCode	17,465	17,080	2
Other businesses	53,723	15,375	—
Corporate office	14,224	13,942	2
Intersegment elimination	(40)	(24)	—
	$652,196	$615,222	6
Operating Income (Loss)
Education	$25,595	$22,700	13
Television broadcasting	35,540	40,542	(12)
Manufacturing	3,274	8,628	(62)
Healthcare	2,329	(1,391)	—
SocialCode	(4,018)	(3,781)	(6)
Other businesses	(8,493)	(8,542)	1
Corporate office	(14,224)	(13,942)	(2)
	$40,003	$44,214	(10)
Depreciation
Education	$6,201	$7,606	(18)
Television broadcasting	3,239	3,071	5
Manufacturing	2,433	2,451	(1)
Healthcare	610	653	(7)
SocialCode	152	233	(35)
Other businesses	648	375	73
Corporate office	240	253	(5)
	$13,523	$14,642	(8)
Amortization of Intangible Assets
Education	$3,567	$1,149	—
Television broadcasting	1,408	1,408	—
Manufacturing	6,530	5,936	10
Healthcare	1,398	1,808	(23)
SocialCode	157	83	89
Other businesses	—	—	—
Corporate office	—	—	—
	$13,060	$10,384	26
Pension Expense
Education	$2,664	$2,664	—
Television broadcasting	731	493	48
Manufacturing	25	17	47
Healthcare	183	122	50
SocialCode	248	156	59
Other businesses	201	116	73
Corporate office	1,169	1,372	(15)
	$5,221	$4,940	6

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended
	March 31%
(in thousands)	2019	2018	Change
Operating Revenues
Kaplan international	$185,756	$183,582	1
Higher education	82,780	99,830	(17)
Test preparation	61,150	59,151	3
Professional (U.S.)	41,214	33,356	24
Kaplan corporate and other	2,302	285	—
Intersegment elimination	(748)	(705)	—
	$372,454	$375,499	(1)
Operating Expenses
Kaplan international	$161,471	$163,178	(1)
Higher education	80,865	98,475	(18)
Test preparation	61,604	58,630	5
Professional (U.S.)	29,955	24,041	25
Kaplan corporate and other	10,139	8,031	26
Amortization of intangible assets	3,567	1,149	—
Intersegment elimination	(742)	(705)	—
	$346,859	$352,799	(2)
Operating Income (Loss)
Kaplan international	$24,285	$20,404	19
Higher education	1,915	1,355	41
Test preparation	(454)	521	—
Professional (U.S.)	11,259	9,315	21
Kaplan corporate and other	(7,837)	(7,746)	(1)
Amortization of intangible assets	(3,567)	(1,149)	—
Intersegment elimination	(6)	—	—
	$25,595	$22,700	13
Depreciation
Kaplan international	$3,882	$3,974	(2)
Higher education	597	1,858	(68)
Test preparation	805	978	(18)
Professional (U.S.)	865	642	35
Kaplan corporate and other	52	154	(66)
	$6,201	$7,606	(18)
Pension Expense
Kaplan international	$117	$83	41
Higher education	1,163	1,406	(17)
Test preparation	866	729	19
Professional (U.S.)	348	290	20
Kaplan corporate and other	170	156	9
	$2,664	$2,664	—

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding net income, excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

▪	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

▪	the ability to identify trends in the Company’s underlying business; and

▪	a better understanding of how management plans and measures the Company’s underlying business.
Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended March 31
	2019			2018
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$109,302	$27,600	$81,702	$56,565	$13,600	$42,965
Attributable to noncontrolling interests			46			(74)
Attributable to Graham Holdings Company Stockholders			81,748			42,891
Adjustments:
Reduction to operating expenses in connection with the broadcast spectrum repacking	(1,788)	(411)	(1,377)	(307)	(71)	(236)
Net (gains) losses on marketable equity securities	(24,066)	(6,016)	(18,050)	14,102	3,384	10,718
Gain on sale of Gimlet Media	(28,994)	(7,248)	(21,746)	—	—	—
Non-operating gain from sales of a cost method investment and a business	—	—	—	(4,437)	(860)	(3,577)
Gain on Kaplan University Transaction	—	—	—	(4,315)	(2,472)	(1,843)
Foreign currency gain	(514)	(129)	(385)	(177)	(42)	(135)
Tax benefit related to stock compensation	—	1,700	(1,700)	—	1,810	(1,810)
Net Income, adjusted (non-GAAP)			$38,490			$46,008

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$15.26			$7.78
Adjustments:
Reduction to operating expenses in connection with the broadcast spectrum repacking			(0.26)			(0.04)
Net (gains) losses on marketable equity securities			(3.37)			1.94
Gain on sale of Gimlet Media			(4.06)			—
Non-operating gain from sales of a cost method investment and a business			—			(0.65)
Gain on Kaplan University Transaction			—			(0.33)
Foreign currency gain			(0.07)			(0.02)
Tax benefit related to stock compensation			(0.32)			(0.33)
Diluted income per common share, adjusted (non-GAAP)			$7.18			$8.35

The adjusted diluted per share amounts may not compute due to rounding.

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